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                                                                   EXHIBIT 16(a)

MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT
CODE OF ETHICS

(Print Name)

MORGAN STANLEY DEAN WITTER ADVISORS INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
MORGAN STANLEY DEAN WITTER INVESTMENT GROUP INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT PRIVATE LIMITED
MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO. INCORPORATED
MAS FUND DISTRIBUTION, INC.
MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.

Effective January 29, 2001

I. Introduction

Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Investment Management Inc. ("MSDWIM") Morgan Stanley Dean Witter Investment Group Inc. ("MSDWIG"), Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM-Ltd"), Morgan Stanley Dean Witter Investment Management Company ("MSDWIM-Singapore"), Morgan Stanley Asset & Investment Trust Management Co., Limited ("MSAITM-Tokyo"), Morgan Stanley Dean Witter Investment Management Private Limited ("MSDWIM-Mumbai") and Miller Anderson & Sherrerd, LLP ("MAS") (each, an "MSDW Affiliated Adviser" and collectively, the "MSDW Affiliated Advisers") are subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). Each MSDW Affiliated Adviser, except for MSDWIG, is an investment adviser or manager of certain registered investment companies (each a "Fund", and collectively, the "Funds"). The MSDW Affiliated Advisers also serve as investment advisers to other clients, including institutional clients and individuals (each, a "Managed Account" and collectively, the "Managed Accounts").

This Code of Ethics (the "Code") is adopted by each MSDW Affiliated Adviser in keeping with the general principles and objectives set forth in Sections 11. and
III. below, and to enforce the highest legal and ethical standards in light of their fiduciary obligations to the shareholders of the Funds and the Managed Accounts. It has also been adopted by: (i) Morgan Stanley Dean Witter Services Company Inc. ("Services"), a wholly owned subsidiary of MSDW Advisors; and (ii) Morgan Stanley Dean Witter Distributors Inc., and Morgan Stanley & Co. Incorporated, each

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a wholly-owned subsidiary of MSDW, and MAS Fund Distribution, Inc., a wholly-owned subsidiary of MAS (each, a "Distributor" and collectively, the "Distributors"), to apply to their directors, officers and employees who are Access Persons or Covered Employees (as those terms are defined in Section IV. below).

The directors, officers and employees of each MSDW Affiliated Adviser, Services and the Distributors are also referred to the "Morgan Stanley Dean Witter Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"), the requirements of which all Employees are subject to.

II. General Principles

    A.   Shareholder and Client Interests Come First

         Every Employee (as defined in Section IV. below) of an MSDW Affiliated Adviser, Services and the Distributors owes a fiduciary duty to the shareholders of the Funds and to the Managed Accounts. This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed Accounts, and be certain that at all times the interests of the shareholders and other clients are placed ahead of any personal interest.

    B.   Avoid Actual and Potential Conflicts of Interest

         The restrictions and requirements of this Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Fund shareholders or the Managed Accounts. It is of the utmost importance that the Personal Securities Transactions (as defined in Section VI., sub-section A., below) of Employees of each MSDW Affiliated Adviser, Services and the Distributors be conducted in a manner consistent with both the letter and spirit of this Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

    C.   Avoid Undue Personal Benefit

         Employees of each MSDW Affiliated Adviser, Services and the Distributors must ensure that they do not acquire undue personal benefit or advantage as a result of the performance of their duties as they relate to the Funds or the Managed Accounts.

III. Objective

    Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful,

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    fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition,
    Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of Employees within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act. The designated Compliance Group for each MSDW Affiliated Adviser (each, a "Local Compliance Group") will identify all Access Persons and Covered Employees and notify them of their pre-clearance and reporting obligations at the time they become an Access Person or a Covered Employee.

IV. Access Persons and Covered Employees

    "Access Persons" include all directors, officers and employees of an MSDW Affiliated Adviser, Services or the Distributors, and such other persons that may be so deemed by the Local Compliance Group from time to time, except those individuals who meet the following criteria: (i) directors and officers of the Distributors that do not devote substantially all of their working time to the activities of an MSDW Affiliated Adviser or Services;
    (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a Fund or Managed Account; and (iii) directors and officers of Distributors that do not have access to information regarding the day-to-day investment activities of an MSDW Affiliated Adviser; such persons are, however, subject to the Code of Conduct. In addition, any Employee of MSDWIM, MSDWIG, MSDWIM-Ltd., MSDWIM-Singapore, MSAITM-Tokyo, MSDWIM-Mumbai or MAS who is not an officer and does not in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a Fund or Managed Account (a "Covered Employee") shall be exempt from the requirements contained in Section VI., sub-section D.2.(a) (Initial Listing of Securities Holdings and Brokerage Accounts Report), but shall otherwise remain subject to all other provisions contained herein pertaining to Access Persons. Access Persons and Covered Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence will not be subject to the pre-clearance and reporting provisions of the Code, provided that during the leave period the Access Person or Covered Employee does not engage in activities of the nature described in (ii) and (iii) above. Access Persons and Covered Employees will be referred to collectively as "Employees" throughout this Code to the extent they are subject to the same requirements or restrictions.

V.  Grounds for Disqualification from Employment

    Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of an MSDW Affiliated Adviser, Services or the Distributors may become, or continue to

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    remain, an officer, director or employee without an exemptive order issued by the Securities and Exchange Commission if such director, officer or employee:

    A. within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of their conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

    B.   is or becomes permanently or temporarily enjoined by any court from:
         (i) acting as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

    It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal Officer of MSDW Asset Management.

VI. Personal Securities Transactions

    A.   Prohibited Conduct

         No Employee shall buy or sell any "Covered Security" (defined as all securities with the exception of those described in sub-section C.3.) for his/her own account or for an account in which the individual has, or as a result of the transaction acquires, any direct or indirect "beneficial ownership" (as defined in sub-section C.4.) (referred to herein as a "Personal Securities Transaction") unless:

         1.   pre-clearance of the transaction has been obtained; and

         2. the transaction is reported in writing to the Local Compliance Group in accordance with the requirements of sub-section D. below.

    B.   Restrictions and Limitations on Personal Securities Transactions

         Except where otherwise indicated, the following restrictions and limitations govern investments and personal securities transactions by
         Employees:

         1. Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in

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              disgorgement of all profits from the transactions as well as other possible sanctions.

         2.   No short sales are permitted.

         3. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

         4.   No Employee may acquire any security in an initial public offering
              (IPO) or any other public underwriting.

         5a. Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee (described in Section VII. below) and, if approved, will be subject to continuous monitoring by the Local Compliance Group for possible future conflict. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where the Code of Ethics Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

         5b. Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such person is involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In such event, the President or Chief Investment Officer of MSDW Asset Management shall independently determine the final investment decision. Written records of any such circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

         6. U.S. Employees are permitted to trade only between the hours of 9:30 a.m. and 4:00 p.m. (Eastern Standard Time). Employees outside the U.S. may execute trades (i) only during the time markets in the jurisdiction in which they are located are open if the trade is being executed in that market, or another market that has overlapping trading hours or (ii) in markets which open after the close of the market in which the Employee is located, by the next close of trading in that other market.

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    Restriction 7a. applies only to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts). Restriction 7b. applies only to personnel in the trading department of each MSDW Affiliated Adviser.

         7a. No purchase or sale transaction may be made in any security or related security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of seven (7) calendar days before or after that security is bought or sold by any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series-Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

         7b. No purchase or sale transaction may be made in any security or related security traded through the appropriate MSDW Affiliated Adviser's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk on the same day that any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series-Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account has a pending purchase or sale order in that same security or related security.

         7c. Any transaction by persons described in sub-sections 7a. and 7b. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

         8. No Employee of an MSDW Affiliated Adviser shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account.

    IMPORTANT: Regardless of the limited applicability of Restrictions 7.a., and 7.b., each MSDW Affiliated Adviser's Compliance Group monitors all transactions by its Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. Each MSDW Affiliated Adviser's Compliance Group: (i) on a quarterly basis, will provide the Boards of

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    Directors/Trustees of the Funds it manages with a written report that describes any issues that arose during the previous quarter under this Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that the MSDW Affiliated Adviser has adopted procedures reasonably necessary to prevent its Employees from violating this Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

C.  Pre-Clearance Requirement

    1.   Procedures

         (a)  From Whom Obtained

              Subject to the limitations and restrictions set forth in sub-section B. above, all Employees are required to obtain pre-clearance of a Personal Securities Transaction by: (i) confirming that no open orders exist in the same or related security with the appropriate trading desk(s) (as determined by the Local Compliance Group); and (ii) having the transaction approved by the Local Compliance Group.

              Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) seeking approval for a Personal Securities Transaction must obtain an additional approval signature from a designated Senior Portfolio Manager. Trading desk personnel at any MSDW Affiliated Adviser seeking approval for a Personal Securities Transaction must obtain an additional approval signature from their immediate supervisor.

              A copy of the Personal Securities Transaction Approval Form, which may be revised from time to time, is attached as EXHIBIT B.

              Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

         (b)  Time of Pre-clearance

              All approved securities transactions, whether executed through an MSDW brokerage account (as defined below) or an MSDW Online account, must take place: (i) for U.S. employees, prior to 4:00 p.m. (Eastern Standard Time) on the same day that the complete pre-clearance is obtained and (ii) for Employees located outside the

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              U.S., as described in Section VI., sub-section B.6. If the transaction is not completed on such date, a new pre-clearance must be obtained, including one for any uncompleted portion of a transaction. Post-approval is not permitted under the Code. Any trade that is determined to have been completed before approval will be considered a violation of this Code.

         (c)  Permitted Brokerage Accounts

              ALL SECURITIES TRANSACTIONS MUST BE MADE THROUGH A MORGAN STANLEY DEAN WITTER BROKERAGE ACCOUNT(1) (AN "MSDW BROKERAGE ACCOUNT") OR AN MSDW ONLINE ACCOUNT. NO OTHER BROKERAGE ACCOUNTS ARE PERMITTED UNLESS SPECIAL PERMISSION IS OBTAINED FROM THE LOCAL COMPLIANCE GROUP. If you maintain accounts outside of MSDW, you must transfer your accounts to an MSDW brokerage account or an MSDW Online account as soon as practical (generally thirty days or less). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the Local Compliance Group.

              Prior to opening an MSDW brokerage account or an MSDW Online account, Employees must obtain approval from their Local Compliance Group. No Employee may open a brokerage account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. No Employee may open an MSDW Online account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. In addition, no Employee may apply electronically for an MSDW Online Account. A copy of the MSDW Employee Account Request Form, which may be revised from time to time, is attached as EXHIBIT C.

         (d)  Personal Securities Transaction Approval Form

              Pre-clearance must be obtained by completing and signing the Personal Securities Transaction Approval Form provided for that purpose and obtaining the proper pre-clearance signatures, as indicated in sub-section C.1.(a). The form must also indicate, as applicable, the name of the individual's Financial Advisor, the

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(1) MSDW brokerage account shall mean an account with an affiliated MSDW broker in the Employee's local jurisdiction.

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